SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Mercury General Corporation

(Name of Registrant As Specified In Its Charter)

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4484 Wilshire Boulevard

Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of

Mercury General Corporation

Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the “Company”) will be held at the Radisson Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California on May 10, 2006 at 10:00 a.m., for the following purposes:

1.	To elect nine directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified; and

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

March 31, 2006

MERCURY GENERAL CORPORATION

4484 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 10, 2006, at the Radisson Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first mailed to shareholders on or about March 31, 2006.

All shareholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted FOR the election of the Board of Directors’ nominees for director. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Shareholders of record at the close of business on March 15, 2006 will be entitled to vote at the meeting. As of that date, 54,634,656 shares of common stock, without par value (“Common Stock”), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

VOTING

In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of an intention to cumulate votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee’s name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as the shareholder sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of the Board of Directors’ nominees. The proxy may not be voted for more than nine persons.

The Board of Directors recommends that shareholders vote FOR election of the nine directors named in this Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified (see page 3).

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2006 by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table below and (iv) the executive officers and directors of the Company as a group. The Company believes that, except as otherwise noted, each individual has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
George Joseph Named Executive Officer and Director	18,803,975	(1)(2)	34.4%
Gloria Joseph	9,161,600	(1)(3)	16.8%
Gabriel Tirador Named Executive Officer and Director	67,292	(4)	*
Joanna Y. Moore Named Executive Officer	6,044	(4)	*
Maria Fitzpatrick Named Executive Officer	2,023	(4)	*
Christopher Graves Named Executive Officer	12,560	(4)	*
Michael D. Curtius Director	16,086	(4)	*
Charles E. McClung Director	27,500	(5)	*
Donald P. Newell Director	4,500		*
Donald R. Spuehler Director	2,000		*
Nathan Bessin Director	7,500		*
Bruce A. Bunner Director	2,500		*
Richard E. Grayson Director	—		*
All Executive Officers and Directors	19,112,837	(4)	34.98%

*	Less than 1.0% of the outstanding Common Stock.
(1)	As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company’s Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933, as amended. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least 5% of the then outstanding shares of the Company’s Common Stock.
(2)	George Joseph’s business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. Includes 1,600 shares held in trust for the benefit of Mr. Joseph’s daughter over which Mr. Joseph maintains dispositive and voting power.
(3)	Gloria Joseph’s business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.
(4)	The table includes the following shares issuable upon exercise of options that are exercisable within 60 days from March 15, 2006: Gabriel Tirador, 58,412; Maria Fitzpatrick, 2,000; Christopher Graves, 6,400; Michael Curtius, 5,000; all executive officers and directors as a group 130,812. The table also includes shares owned by the ESOP feature of the Company’s profit sharing plan and allocated to the executive officers of the Company.
(5)	Includes 27,500 shares held jointly with Mr. McClung’s wife.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company. The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The table below indicates the position with the Company, tenure as director and age of each nominee as of March 15, 2006.

Name	Position with the Company	Age	Director Since
George Joseph	Chairman of the Board and Chief Executive Officer	84	1961	(1)
Gabriel Tirador	President, Chief Operating Officer and Director	41	2003
Michael D. Curtius	Director	55	1996
Donald P. Newell	Director	68	1979	(1)
Charles E. McClung	Director	91	1961	(1)
Donald R. Spuehler	Director	71	1985
Nathan Bessin	Director	80	1991
Bruce A. Bunner	Director	72	1991
Richard E. Grayson	Director	77	1985

(1)	Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.

Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors.

George Joseph, Chief Executive Officer of the Company and Chairman of its Board of Directors, has served as CEO and Chairman since 1961. He held the position of President of the Company between October 2000 and October 2001. He has more than 50 years experience in all phases of the property and casualty insurance business.

Gabriel Tirador, President and Chief Operating Officer of the Company, has served in that capacity since October 2001. He was the Company’s Vice President and Chief Financial Officer from February 1998 until October 2001. From January 1997 to February 1998, he served as Vice President and Controller of the Automobile Club of Southern California. Prior to that, he served as the Company’s assistant controller from March 1994 to December 1996. Mr. Tirador has over 20 years experience in the property and casualty insurance industry and is a certified public accountant.

Michael D. Curtius served as President and Chief Operating Officer of the Company from May 1995 until October 2000. Since October 2000, Mr. Curtius has served as an executive consultant to the Company. He served as Vice President and Chief Claims Officer of the Company from October 1987 until May 1995.

Donald P. Newell has been Senior Vice President and General Counsel of SCPIE Holdings Inc., an insurance holding company, since January 2001. Prior to January 2001, Mr. Newell was a partner of the law firm of Latham & Watkins in San Diego, California. Mr. Newell is also a director of SCPIE Holdings Inc.

Charles E. McClung has been retired since January 2000. Prior to January 2000, Mr. McClung was the president and principal shareholder of McClung Insurance Agency, Inc., an insurance agency located in Montebello, California. Mr. McClung currently serves as chairman of the board of directors of that agency.

Donald R. Spuehler has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O’Melveny & Myers of Los Angeles, California. Prior to February 1992, Mr. Spuehler was a partner of O’Melveny & Myers.

Nathan Bessin has been a Senior Partner of J. Arthur Greenfield & Co., Certified Public Accountants, for more than five years.

Bruce A. Bunner has been retired since February 2002. From January 1996 to February 2002, Mr. Bunner was President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Royal & SunAlliance Group plc. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG LLP, Certified Public Accountants, from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California.

Richard E. Grayson has been retired since January 1995. Prior to such time, Mr. Grayson was Senior Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly held closed-end investment company.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

Information Concerning the Board of Directors and Certain Committees Thereof

The Board of Directors held four meetings during the last fiscal year and is scheduled to meet quarterly during the current fiscal year. In 2005, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are encouraged to attend in person each Annual Meeting of Shareholders. Seven directors attended the Annual Meeting of Shareholders in 2005. Directors are paid $3,000 per quarter plus $3,000 per meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings.

The Company has an Audit Committee established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The responsibilities of the Audit Committee include, among other things, selecting and engaging the Company’s independent auditors, reviewing the scope of audit engagements, reviewing comment letters of such auditors and management’s response thereto, approving professional services provided by such auditors, reviewing the independence of such auditors, reviewing any major accounting changes made or contemplated, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. The Audit Committee currently consists of Nathan Bessin, Donald P. Newell and Donald R. Spuehler, with Nathan Bessin acting as Chairman of this Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the listing standards under the New York Stock Exchange (the “NYSE”), that each member of the Audit Committee meets the enhanced independence standards established by the Securities and Exchange Commission (the “SEC”) and that Mr. Bessin qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The Audit Committee held six meetings in 2005. The chair of the Audit Committee receives an annual retainer of $1,500, and each member of the Audit Committee receives $2,500 per meeting attended plus reimbursement of their out-of-pocket expenses incurred in attending such meetings.

The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of this Committee. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors. The Compensation Committee held two meetings in 2005. The responsibilities of the Compensation Committee include, among other things, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, by designing in consultation with management and evaluating the compensation plans, policies and programs of the Company with respect to such executive officers, and administering the Company’s stock option plan and Senior Executive Incentive Bonus Plan. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the NYSE listing standards. Members of the Compensation Committee receive $500 per meeting attended other than meetings held on the date of meetings of the entire Board of Directors plus reimbursement of their out-of-pocket expenses incurred in attending such meetings. The Chairman of the Compensation Committee also receives compensation based upon the number of additional hours spent on committee matters.

The Company has a Nominating/Corporate Governance Committee currently consisting of Donald P. Newell, Nathan Bessin and Donald R. Spuehler, with Donald P. Newell acting as Chairman of this Committee. The Nominating/Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee held two meetings in 2005. The responsibilities of the Nominating/Corporate Governance Committee include, among other things, identifying and recommending to the Board of Directors qualified candidates for nomination as directors of the Company, developing and recommending to the Board of Directors corporate governance principles applicable to the Company and overseeing the evaluation of the Board of Directors and management of the Company. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the NYSE listing standards. The chair of the Nominating/Corporate Governance Committee receives an annual retainer of $1,500 and $1,500 per meeting attended, and each other member of the Nominating/Corporate Governance Committee receives $1,000 per meeting attended plus, in each case, reimbursement of their out-of-pocket expenses incurred in attending such meetings.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of its non-management directors, and at least annually schedules a meeting with only independent directors. In accordance with the Company’s corporate governance guidelines, Donald P. Newell, Chairman of the Nominating/Corporate Governance Committee, will preside at these meetings. During 2005, the Board held four executive sessions of its non-management directors, including one such session with only independent directors.

Director Nomination Process

Director Qualifications. The Nominating/Corporate Governance Committee has established certain criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another publicly held company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Identification and Evaluation of Nominees for Directors. The Board of Directors believes that, based on the Nominating/Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating/Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating/Corporate Governance Committee not to accept unsolicited nominations from shareholders. In making its nominations, the Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating/Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Nominating/Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Nominating/Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Each of the nominees for election as director at the 2006 Annual Meeting of Shareholders were elected at the Annual Meeting of Shareholders held in 2005. Each of the nominees for election are recommended by the Nominating/Corporate Governance Committee to stand for reelection.

Director Independence

NYSE rules require that listed companies have a board of directors with a majority of independent directors. The Company’s Board of Directors currently consists of nine directors. The Board has determined that each of Nathan Bessin, Bruce A. Bunner, Richard E. Grayson, Charles E. McClung, Donald P. Newell and Donald R. Spuehler has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under NYSE listing standards. Of the remaining directors, Messrs. Joseph and Tirador currently serve as executive officers of the Company and Mr. Curtius currently serves as a consultant to the Company.

In making its determination, the Board considered transactions and relationships between each director (and any member of his or her immediate family) and the Company and its subsidiaries and relationships between the directors or their affiliates and members of the Company’s senior management personnel and their affiliates. In particular, the board determined that each of the independent directors satisfied the following NYSE standards:

•	Neither the director nor any member of his or her immediate family is currently employed by the Company or has been employed by the Company within the past three years.

•	Neither the director nor any member of his or her immediate family has received more than $100,000 in direct compensation from the Company during any twelve-month period within the last three years. Director fees, committee fees, pension and other forms of deferred compensation for prior service are not included for purposes of this requirement.

•	Neither the director nor any member of his or her immediate family is a current partner of the Company’s internal or external auditor or was a partner or employee of the Company’s internal or external auditor within the past three years and personally worked on the Company’s audit within that time.

•	The director is not a current employee of the Company’s internal or external auditor, and no member of his or her immediate family is a current employee of the Company’s internal or external auditor and participates in the auditor’s audit, assurance or tax compliance (but not tax planning) practice.

•	Neither the director nor any member of his or her immediate family is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on such other company’s compensation committee.

•	The director is not a current employee, and no member of his or her immediate family is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which in any of the past three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, NYSE rules permit the adoption of categorical standards relating to the determination of a director’s independence. The Board has adopted the categorical standard set forth below, and has determined that each of the independent directors satisfied such standard:

•	The director is not a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $1 million or 0.5% of the Company’s revenues or assets.

Shareholder Communication with Directors

Shareholders may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Mercury General Corporation—Non-Management Directors, P.O. Box 36662, Los Angeles, California 90036. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics that applies to its officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of business conduct and ethics” within the meaning of the NYSE listing standards.

Corporate Governance Documents

The Company’s corporate governance documents, including the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter, are available, free of charge, on the Company’s website at www.mercuryinsurance.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. The Company will also provide copies of these documents, free of charge, to any shareholder upon written request to the Company’s Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the periods indicated, the compensation paid by the Company to its Chief Executive Officer and each of its four most highly compensated executive officers other than the Chief Executive Officer.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options
George Joseph Chairman and Chief Executive Officer	2005 2004 2003	$682,500 676,363 611,982	$1,322,524 1,663,067 795,821	$27,106 23,442 23,807	— — —

Gabriel Tirador President, Chief Operating Officer and Director	2005 2004 2003	$475,000 450,000 374,500	$1,098,197 1,381,470 657,539	$34,106 29,942 22,307	— — —

Joanna Y. Moore Vice President and Chief Claims Officer	2005 2004 2003	$241,288 219,271 212,694	$350,346 409,494 209,208	$10,106 9,013 9,807	10,000 — —

Maria Fitzpatrick (2) Vice President and Chief Information Officer	2005 2004 2003	$289,437 246,355 —	$202,146 233,593 —	$10,106 3,442 —	— 10,000 —

Christopher Graves Vice President and Chief Investment Officer	2005 2004 2003	$231,000 206,676 180,005	$260,542 169,167 68,334	$10,106 9,942 9,807	— — —

(1)	Amounts shown include the Company’s contributions under its profit sharing plan for Company employees, the Company’s matching contributions under a 401(k) option to the profit sharing plan, the year-end value of stock contributed under the ESOP feature of the profit sharing plan and, for George Joseph and Gabriel Tirador only, director fees. Those amounts, expressed in the same order as above, for the Named Executive Officers for 2005 are as follows: George Joseph—$1,948, $0, $1,158, $24,000; Gabriel Tirador—$1,948, $7,000, $1,158, $24,000; Joanna Moore—$1,948, $7,000, $1,158; Maria Fitzpatrick—$1,948, $7,000, $1,158; and Christopher Graves—$1,948, $7,000, $1,158.
(2)	Ms. Fitzpatrick joined the Company in February 2004. The salary amount in 2004 represents salary actually earned by Ms. Fitzpatrick during 2004, based on an annual rate of $275,000.

Option Grants In Last Fiscal Year

The following table provides information with respect to stock options granted to each of the Named Executive Officers during 2005.

	Individual Grants
Named Executive Officer	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Joanna Y. Moore	10,000	7.9%	58.83	10/28/2015	$369,986	$937,618

(1)	These options become exercisable in five equal installments on the first through fifth anniversary of the grant date.
(2)	The assigned rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict or forecast future stock prices.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

The Company has a stock option plan for key executives. The following table sets forth information regarding the exercise of stock options during 2005 by the named executive officers and the value of unexercised stock options as of December 31, 2005.

Named Executive Officer	Shares Acquired on Exercise	Aggregate Value Realized (1)	Number of Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gabriel Tirador	5,938	$186,548	58,412	10,000	$1,120,478	$166,600
Joanna Y. Moore	—	—	—	10,000	—	—
Maria Fitzpatrick	—	—	2,000	8,000	13,580	54,320
Christopher Graves	—	—	6,400	1,600	148,292	37,073

(1)	Fair market value of underlying securities at exercise minus the exercise price.
(2)	The value of unexercised options represents the difference between the closing price of the Common Stock on December 30, 2005, which was $58.22 per share, and the exercise price of the options.

George Joseph, the Chief Executive Officer and principal shareholder of the Company, has not been granted options under the Company’s plan.

Equity Compensation Plan Information

The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	542,452	$42.326	5,334,500
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	542,452	$42.326	5,334,500

(1)	The Company maintains no equity compensation plans not approved by its securities holders that are not intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. The Company maintains a Profit Sharing Plan that includes an employee stock ownership plan that covers substantially all employees and is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code.

Senior Executive Incentive Bonus Plan

The Company’s Board of Directors adopted a Senior Executive Incentive Bonus Plan (the “Senior Plan”) on March 23, 1998 and reapproved the Senior Plan on January 31, 2003, which was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on May 13, 1998 and again at the Annual Meeting of Shareholders held on May 14, 2003. Under the Senior Plan, designated executive officers of the Company are eligible to receive bonus payments. The Senior Plan provides an incentive for senior executives to perform superior work, ties the incentives of such executives to those of the Company and its shareholders, and enables the Company to attract and retain highly qualified senior executives. The Company believes that the bonuses payable by the Company under the Senior Plan to its senior executives will be fully deductible for federal income tax purposes. As discussed under “Report of the Compensation Committee” below, Messrs. Joseph and Tirador were the only participants in 2005.

REPORT OF THE COMPENSATION COMMITTEE

The duty of the Compensation Committee, pursuant to its Charter approved by the Board of Directors of the Company, is to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers, by designing in consultation with management and evaluating the compensation plans, policies and programs of the Company with respect to such executive officers. The Compensation Committee also reviews in detail with the Board its recommendations of the factors and criteria upon which the Company’s Chief Executive Officer’s compensation is based and the level of compensation recommended.

Historically, pursuant to Board policy embodied in a standing resolution adopted at the Board’s January 31, 1986 meeting, Mr. Joseph, then President and Chief Executive Officer of the Company, was given authority for hiring, promotion and the establishment of compensation for all other executive officers. Mr. Joseph retains this authority and with the President, Gabriel Tirador, annually reviews compensation and responsibilities of all other executive officers. Mr. Joseph has periodically reported key executive appointments and key decisions as to executive compensation to the Board and this information has been recorded in Board minutes from time to time.

The compensation levels and the overall compensation policy of the Company adopted by Mr. Joseph for all executive officers other than the Chief Executive Officer in effect for 2005 have been reviewed by the Compensation Committee with Mr. Joseph. The Compensation Committee expects, as described in this report, that compensation of such executive officers will continue to be governed by such policy in 2006.

The Compensation Committee’s policy is to determine salary increases for the Chief Executive Officer on a calendar year basis, concurrent with the performance period under the Senior Plan. Mr. Tirador’s salary is also determined by Mr. Joseph on a calendar year basis concurrent with the performance period under the Senior Plan. The Compensation Committee has established a bonus formula for Messrs. Joseph and Tirador as the sole Covered Executives under the Senior Plan, pursuant to which a bonus will be accrued for 2006 and paid after its calculation in 2007. Other executive officers receive salary increases at various times during the year, normally on the anniversary of their date of hire or major change of responsibility.

The basic strategy of the Company is that executive officers subject to Mr. Joseph’s review should receive compensation and benefits commensurate with responsibilities and competitive with compensation paid to executives in like positions, as determined by him and/or the President based on their experience in the insurance industry and the Company’s continuing surveillance of industry and general business practice.

In addition to salary and benefits, executive officers receive a substantial portion of their annual total compensation through bonuses based on individual performance and underwriting results and revenues. Salaries for executive officers are reviewed on a yearly basis. Salary increases take into account the same factors used with respect to bonuses—underwriting results and revenues and the successful attainment of goals set by the Chief Executive Officer and the President. Also taken into account are factors reflecting the ability of the individual executive to manage direct and indirect costs as the volume of business varies, turnover and morale with respect to employees under the executive’s management, the expense of adjusting claims and prevailing salaries in the industry, with all factors taken into account over appropriate cycles of rates, premiums and profitability of the Company and the industry.

In addition to the nondiscriminatory tax-qualified profit sharing plan and the tax deferred Section 401(k) option to that plan maintained for employees, the Company maintains a stock option plan under which key employees are granted options at 100% of fair market value of Company stock on the date of grant. The overall policy of the Company, as approved by the Board and Compensation Committee and embodied in awards made by the Compensation Committee, is that key officers and managers responsible for the success of the Company should be granted options in Company stock under that program. Grants were made to optionees who were not Named Executive Officers in 2005 under the program on 116,500 shares of the Company’s common stock. Grants were made to Named Executive Officers in 2005 on 10,000 shares of the Company’s common stock. All grants were made at 100% of fair market value of Company stock on the date of grant.

The Chief Executive Officer

After study and discussions with management, under the policies established by the Compensation Committee, an increase for Mr. Joseph in base compensation was approved effective January 1, 2006.

Additional compensation paid to Mr. Joseph in 2005 included director fees and a bonus equivalent to one-half month’s pay which is the level of bonus awarded to all employees. A bonus for 2005 was accrued for Mr. Joseph under the Senior Plan pursuant to the formula adopted by the Compensation Committee, and the bonus will be paid in 2006 after calculation. As described earlier, the Compensation Committee has established the bonus formula for Mr. Joseph under the Senior Plan for a bonus to be accrued in 2006 and paid after calculation in 2007. Mr. Joseph does not hold any options under the Company’s stock option plan.

The Compensation Committee has reviewed compensation of executives for the years 2004 and 2005 in certain selected national and comparable insurance companies as publicly available in proxy statements and executive compensation analyses. The Compensation Committee has also reviewed summaries of executive compensation practices in financial and non-insurance companies available in various published studies. Taking into account this and other information, the Compensation Committee believes that the level of Mr. Joseph’s compensation is entirely reasonable.

Internal Revenue Code Section 162(m)

The Compensation Committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is performance-based under a plan approved by the shareholders of the corporation. The Compensation Committee has concluded that the Senior Plan and the Mercury General Corporation 2005 Equity Incentive Award Plan meet the requirements for a performance-based plan under the regulation interpreting the Section. Since targeted compensation aside from compensation under such plans is well below the $1 million threshold, the Compensation Committee has concluded that the Section should not reduce the tax deductions available to the Company and that no changes to the Company’s compensation program were needed in this regard.

February 3, 2006	The Compensation Committee

Donald R. Spuehler, Chair
Bruce A. Bunner
Richard E. Grayson

Compensation Committee Interlock and Insider Participation in Compensation Decisions

No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during 2005.

PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the shares of Common Stock of the Company (MCY) for the last five years with the cumulative total return on the Standard and Poor’s 500 Index and a peer group comprised of selected property and casualty insurance companies over the same period (assuming the investment of $100 in the Company’s Common Stock, the S&P 500 Index and the peer group at the closing price on December 31, 2000 and the reinvestment of all dividends).

Comparative Five-Year Cumulative Total Returns Mercury General Corporation,

a Peer Group Index and the S&P 500 Index

	2000	2001	2002	2003	2004	2005
Mercury General Corporation	$100.00	$102.38	$90.61	$115.80	$153.28	$153.49
Peer Group	100.00	98.17	92.49	113.06	123.94	135.65
S&P 500 Composite Index	100.00	88.12	68.64	88.33	97.94	102.75

The peer group consists of Ace Limited, Alleghany Corp, Allstate Corporation, American Financial Group, Berkley W.R., Berkshire Hathaway, CNA Financial, Chubb Corp, Cincinnati Financial, Everest Re Group, Ltd, Fidelity Nat’l Fin, Hanover Insurance Group, HCC Insurance Holdings, Markel Corporation, Ohio Casualty, Old Republic International, PMI Group, Inc., Partner Re, Ltd., Progressive Corp, RLI Corporation, Safeco Corp, St. Paul Travelers, Selective Insurance, TransAtlantic Holdings, 21st Century Industries and XL Capital Ltd.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Mercury General Corporation Board of Directors is composed of three independent directors as required by the listing standards of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Nathan Bessin (Chair), Donald R. Spuehler and Donald P. Newell.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), for performing an independent audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

March 7, 2006	The Audit Committee

Nathan Bessin, Chair
Donald R. Spuehler
Donald P. Newell

Audit Fees for Fiscal 2004 and 2005

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent accountants, for the fiscal years ended December 31, 2004 and 2005 are as follows:

	2004	2005
Audit Fees (1)	$1,144,213	$1,375,000
Audit-Related Fees (2)	32,788	17,695
Tax Fees	—	—
All Other Fees	—	—

(1)

Audit Fees consists of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and Annual Report to Shareholders, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services in connection with the Company’s insurance subsidiaries statutory and regulatory financial statement filings for those fiscal years. Audit Fees also include the audit of management’s assessment of internal control over financial reporting.

(2)	Audit-Related Fees consists primarily of fees associated with the Company’s employee benefits plan in 2004 and services related to the Company’s Form S-8 filing and miscellaneous administrative services in connection with the Company’s regulatory filing requirements in 2005.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.

Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to questions and may make a statement if they so desire.

Selection of Independent Auditors

The Audit Committee is responsible to select the independent auditors to audit the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee selected KPMG LLP during 2005 as independent auditors for that year, and has selected KPMG LLP to review the interim financial statements of the Company for the first three quarters of 2006. The Audit Committee expects to select the independent auditors of the Company’s annual financial statements for 2006 during the next few months, as part of its normal selection process.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

CERTAIN TRANSACTIONS

Ellen Joseph, the daughter of George Joseph, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency. In 2005, the Company paid commissions to that agency in accordance with the Company’s standard agency contract of $731,000. Louise Toney, George Joseph’s sister, acts as manager for the agency and receives as compensation a portion of those commissions.

Charles E. McClung, a director of the Company, is the chairman of the board of directors of McClung Insurance Agency, Inc., which has been an independent agent of the Company since 1962. In 2005, the Company paid commissions to that agency of $663,000.

Michael Curtius, a director of the Company, acted as a consultant to the Company during 2005. The Company paid Mr. Curtius $218,275 for consulting services rendered to the Company in 2005.

SECTION 16(a) REPORTING

Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company’s equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the SEC by a specified date his or her transactions in the Company’s securities. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2005 fiscal year, which came to the Company’s attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and a representation that such reports accurately reflect all reportable transactions and holdings, the Company believes that during the 2005 fiscal year, such persons complied with the Section 16(a) reporting requirements applicable to them.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company not later than December 1, 2006, and any proposal of a shareholder submitted outside the processes of Rule 14a-8 must be received by the Company not later than January 10, 2007 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORTS

Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission are available, without charge, upon written or faxed request to: Theodore Stalick, Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010 (fax: (323) 857-4923).

The Company’s Annual Report to Shareholders is being mailed with the Proxy Statement to shareholders of record on March 15, 2006. Upon request the Company will furnish the Annual Report to any shareholder.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

March 31, 2006

MERCURY GENERAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Charles E. McClung and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 10, 2006, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed.

ESOP Participants: As to those Common Shares that are held for the undersigned in the Employee Stock Ownership Plan feature of the Company’s Profit Sharing Plan, I Instruct the Trustee of such plan to sign a proxy for me and to mark the proxy as I specify on the reverse side. If I do not so specify or return the signed proxy, I understand that the Administrative Committee of such plan will instruct the Trustee how to vote the shares. I also understand that my vote will be held in the strictest confidence by State Street Bank & Trust, as Trustee for Mercury General Corporation ESOP Plan.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.	MERCURY GENERAL CORPORATION P.O. BOX 11215 NEW YORK, N.Y. 10203-0215

(Please sign and date on reverse side)

☐	Ú DETACH PROXY CARD HERE Ú

	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.		☒ Votes must be indicated (x) in Black or Blue ink.

PROPOSAL 1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
								If you have comments, please mark this box.	☐

Nominees: George Joseph, Charles E. McClung, Donald R. Spuehler, Richard E. Grayson, Donald P. Newell, Bruce A. Bunner, Nathan Bessin, Michael D. Curtius, Gabriel Tirador								To change your address, please mark this box.	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions______________________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

S C A N L I N E

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth to the left. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give your full title as such. Each joint tenant should sign.

						Date	Share Owner sign here	Co-Owner sign here

MERCURY GENERAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Charles E. McClung and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 10, 2006, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Please sign and date on reverse side)

MERCURY GENERAL CORPORATION P.O. BOX 11215 NEW YORK, N.Y. 10203-0215

☐	Ú DETACH PROXY CARD HERE Ú

	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.		☒ Votes must be indicated (x) in Black or Blue ink.

PROPOSAL 1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
								If you have comments, please mark this box.	☐

Nominees: George Joseph, Charles E. McClung, Donald R. Spuehler, Richard E. Grayson, Donald P. Newell, Bruce A. Bunner, Nathan Bessin, Michael D. Curtius, Gabriel Tirador								To change your address, please mark this box.	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions______________________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

S C A N L I N E

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth to the left. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give your full title as such. Each joint tenant should sign.

						Date	Share Owner sign here	Co-Owner sign here